Exhibit 99.2

Canterfield Ocala Ocala, FL Supplemental Operating and Financial Data March 31, 2017 (Unaudited)

Table of Contents Execution of Growth Strategy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5 Portfolio Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 Real Estate Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7-11 Portfolio Metrics . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12 Portfolio Diversification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13-16 Portfolio Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17 Enterprise Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18 Debt Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19 Financial Data Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20-21 Income Statement Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22 Consolidated Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23 Funds from Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24 Glossary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25-27 Forward-Looking Statements & Non-GAAP . . . . . . . . . . . . . . . . . . . . .28 Medilodge of Milford Milford, MI Page 2

Leadership Clint Malin Executive Vice President and Chief Investment Officer Wendy Simpson Chairman, Chief Executive Officer and President Pam Kessler Executive Vice President, CFO and Secretary Brent Chappell Senior Vice President, Investment and Portfolio Management Doug Korey Senior Vice President of Business Development Peter Lyew Vice President and Director of Taxes Cece Chikhale Senior Vice President, Controller and Treasurer Board of Directors Wendy Simpson Chairman Boyd Hendrickson Lead Independent Director James Pieczynski Nominating & Corporate Governance Committee Chairman Devra Shapiro Audit Committee Chairman Timothy Triche, MD Compensation Committee Chairman Page 3

Analyst Coverage BMO Capital Markets Corp ……………………………… John Kim Canaccord Genuity ……………………………………. Paul Morgan Cantor Fitzgerald ………………………………….… Joseph France D.A. Davidson …………………………...…...….. Doug Christopher J.J. B. Hilliard, W.L. Lyons, Inc …………………… John Roberts JMP Securities, LLC ……………………………………. Peter Martin KeyBanc Capital Markets, Inc ………….………… Jordan Sadler Mitsubishi – MUFG ………………………………………… Karin Ford Mizuho Securities USA Inc ……………………….. Rich Anderson RBC Capital Markets Corporation ……………….... Mike Carroll Stifel, Nicolaus & Company, Inc ………………. Chad Vanacore Wells Fargo Securities, LLC ……………………….. Todd Stender Any opinions, estimates, or forecasts regarding LTC’s performance made by the analysts listed above do not represent the opinions, estimates, and forecasts of LTC or its management. Merrill Hills Manor Waukesha, WI Page 4

Execution of Growth Strategy $1.2 Billion in Total Investments Underwritten $450 $400 $350 $300 $250 $200 $150 $94 $100 $50 $9 $0 2010 2011 2012 2013 2014 2015 2016 Development/Expansions/Renovations Total Investment Page 5 Millions $414 $245 $142 $109 $185 $25 $112 $68 $44 $39 $12

Portfolio Overview

(dollar amounts in thousands)

Type of Property	# of Properties	Gross Investments	% of Investments	Trailing Twelve Months Ended March 31, 2017 Rental Income(1)	Interest Income(1)	% of Revenues
Skilled Nursing(2)	97	$ 799,298	52.2%	$ 67,794	$ 25,695	57.6%
Assisted Living	105	703,668	46.0%	67,543	350	41.8%
Under Development(3)	-	17,071	1.1%	-	-	-
Other(4)	1	11,422	0.7%	792	111	0.6%
Total	203	$ 1,531,459	100.0%	$ 136,129	$ 26,156	100.0%

(1) Includes contractual rental income and interest income from mortgage loans and excludes rental income from properties sold and interest income from loans that paid off during the twelve months ended March 31, 2017.

(2) Historically, we had a property classification identified as range of care communities (or ROC) which consisted of properties providing skilled nursing and any combination of assisted living, independent living and/or memory care services. Since we only have seven ROC remaining and given that these properties derive materially all of their revenue from skilled nursing services, we elected to reclassify them into the SNF property classification.

(3) Includes three development projects consisting of two memory care communities with a total of 132 units and a skilled nursing center with 143 beds.

(4) Includes one behavioral health care hospital and four parcels of land.


Gross Real Property
$1.3B
85.3%
14.7%
Loans Receivable
$0.2B


Brookdale Arvada
Arvada, CO

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Real Estate Activities – Acquisitions and Loan Originations

(dollar amounts in thousands)

Acquisitions

Date		# of Properties	Property Type	# Beds/Units	Location	Operator	Date of Construction	Initial Cash Yield	Purchase Price	Additional Commitment [1]
2016	2/1	1	SNF	126 beds	Mansfield, TX	Fundamental	2015	8.50%	$ 16,000	$ -
	4/21	1	MC	60 units	Louisville, KY	Clarity Pointe	2016	8.00%	14,250	-
	4/29	2	MC	120 units	Wichita & Overland Park, KS	Anthem Memory Care	2011/2013	8.00%	25,000	750
	6/14	1	ALF/MC	70 units	Athens, GA	Thrive Senior Living	2016	8.00%	14,300	-
	9/30	1	UDP [2][3]	143 beds	Union, KY	Carespring	2016-2018	8.50%	5,300	19,025
	10/28	1	UDP [2]	66 units	Oak Lawn, IL	Anthem Memory Care	2016-2018	9.00%	1,591	12,878
		7		316 units/269 beds					$ 76,441	$ 32,653

(1) Commitments may include capital improvement or development allowances for approved projects but excludes incentive payments and contingent payments. For a comprehensive list of our commitments, see our Quarterly Report on Form 10-Q.
(2) See page 9 for development activities.
(3) Represents purchase of land and initial improvements.

Loan Originations

Date		# of Properties	Property Type	# Beds/ Units	Location	Loan Type	Maturity Date	Operator	Origination	Total Funded to Date	2017 YTD Revenue [1]	Stated Interest Rate
2016	4/29	2	SNF	216 beds	East Lansing, MI	Mortgage	Apr-20	Prestige Healthcare	$ 12,250 [2]	$ 8,117	$ 189	9.4%
	8/31	2	SNF	146 beds	Albany & Florence, OR	Mezzanine	Sep-21	Regency Pacific	1,400 [3]	1,200	46	15.0%
	12/22	64	SNF	7,786 beds	Various states	Mezzanine	Nov-21	Genesis	12,500 [4]	12,500	343	LIBOR +11.75%
		68		8,148 beds					$ 26,150	$ 21,817	$ 578	

(1) Represents year-to-date GAAP interest income.
(2) Represents the origination of a 4-year first mortgage loan for $12,250, funding $7,750 at closing with the remaining commitment of $4,500 available for approved capital improvement projects. Additionally, we committed $8,000 to be funded upon the properties achieving certain predetermined coverage thresholds.
(3) Represents a mezzanine loan secured by a second mortgage on two skilled nursing centers in Oregon.
(4) Represents a mezzanine loan on a portfolio of 64 skilled nursing centers located in eight states.

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Real Estate Activities (dollar amounts in thousands) – Joint Ventures Joint Ventures Commitment # of Projects 1Q17 Funding # Beds/ Units Investment Commitment Total Funded to Date Remaining Commitment Year Location Property Type Return (1) Peoria & Yuma, AZ Ocala, FL Fort Myers, FL 4 1 1 ALF/MC/ILF UDP-ALF/IL/MC UDP-ALF/MC 2015 2015 2016 15.00% 15.00% 15.00% 585 units 99 units 127 units $ 25,650 2,900 3,400 $ 914 - - $ 22,827 2,900 - $ 2,823 - 3,400 (2) (3) 811 units $ 31,950 $ 914 $ 25,727 $ 6,223 (1) (2) (3) Currently, 5% is paid in cash and 10% is deferred. Interest during construction was accrued. Currently, 10% is paid in cash and 5% is deferred. Conditions of funding have not been satisfied. Once funded, 10% will be paid in cash and 5% will be deferred. Canterfield Ocala Ocala, FL Page 8

Real Estate (dollar amounts in thousands) Activities – De Novo Development Rendering: Boonespring of Boone County Union, KY Rendering of Grace Point Place Oak Lawn, IL Estimated Rent/Interest Inception Date Total Capitalized Interest/Other Total Project Basis to Date Investment Commitment (1) Remaining Commitment (2) Commitment Year # of Projects Property Type Approximate Initial Cash Yield # Beds/ Units 1Q17 Funding Location 4Q17 1Q18 4Q18 2015 2016 2016 Glenview, IL Oak Lawn, IL Union, KY Total 1 1 1 MC MC SNF 9.00% 9.00% 8.50% 8.78% 66 units 66 units 143 beds $ 15,814 14,469 24,325 $ 1,762 495 502 $ 314 44 131 $ 7,821 2,775 6,475 $ 8,307 11,738 17,981 3 132 units/143beds $ 54,608 $ 2,759 $ 489 $ 17,071 $ 38,026 (1)Includes purchase of land and initial improvement funding, if applicable, and development commitment. (2)Remaining Commitment is calculated as follows: “Investment Commitment” less “Total Project Basis” plus “Total Capitalized Interest/Other”. Page 9

Real Estate (dollar amounts in thousands) Activities – Expansions & Renovations Owned Estimated Rent/Interest Inception Date # of Projects Property Type Commitment Year Approximate Initial Cash Yield Investment Commitment 1Q17 Funding Total Funded to Date Remaining Commitment Project Type Location (1) - - 2015 2016 Renovation Renovation Las Vegas, NV Chesapeake, VA Total 1 1 OTH SNF 8.50% 9.00% $ 3,000 1,500 $ - 701 $ - 1,027 $ 3,000 473 (2) 2 $ 4,500 $ 701 $ 1,027 $ 3,473 Mortgage Loans Estimated Rent/Interest Inception Date Commitment Year # of Projects Property Type Approximate Initial Cash Yield Investment Commitment 1Q17 Funding Total Funded to Date Remaining Commitment Project Type Location (3) - - - - - Expansion Expansion Renovation Expansion Renovation Richmond, MI Rochester Hills, MI Farmington & Howell, MI Grand Blanc, MI East Lansing, MI Total 1 1 2 1 2 SNF SNF SNF SNF SNF 2015 2015 2015 2016 2016 9.41% 9.41% 9.41% 9.41% 9.41% $ 10,000 10,000 5,000 5,500 4,500 $ 2,975 229 461 366 352 $ 6,857 735 1,025 738 367 $ 3,143 9,265 3,975 4,762 4,133 (3) (4) (4) (5) (4) 7 $ 35,000 $ 4,383 $ 9,722 $ 25,278 (1) (2) (3) (4) (5) Rent increases at each six month anniversary on amounts funded during that period. Rent increases upon each funding. Commitments are part of the total loan commitment secured by 15 properties in Michigan operated by Prestige Healthcare. Interest payment increases upon each funding. Interest payment increases upon each funding. Increased investment from $1,500 to $5,500 during 2Q16. Medilodge of Rochester Hills Expansion Rendering Rochester Hills, MI Page 10

Real Estate Activities – Lease-Up

(dollar amounts in thousands)

Lease-Up

Date Opened [1]	Occupancy at 3/31/17	Commitment Year	Project Type	Location	# of Projects	Property Type	Approximate Initial Cash Yield	# Beds/Units	Total Investment
Sep-15	43%	2015	Acquisition [2]	Jacksonville, FL	1	MC	8.00%	60 units	$ 14,250
Feb-16	31%	2014	Development	Burr Ridge, IL	1	MC	9.30%	66 units	12,248
Apr-16	77%	2016	Acquisition [2]	Louisville, KY	1	MC	8.00%	60 units	14,250
May-16	52%	2015	Development	Corpus Christi, TX	1	MC	8.75%	56 units	12,524
May-16	71%	2016	Acquisition [2]	Athens, GA	1	ALF/MC	8.00%	70 units	14,300
Jul-16	30%	2015	Development	Tinley Park, IL	1	MC	9.25%	66 units	11,887
Aug-16	35%	2015	Development	Murrieta, CA	1	MC	9.00%	66 units	12,606
Sep-16	48%	2015	Development	Murrells Inlet, SC	1	ALF/MC	8.75%	89 units	16,535
Nov-16	26%	2015	Development	Wichita, KS	1	ILF	7.43%	108 units	14,500
					9			641 units	$ 123,100

(1) Represents date of Certificate of Occupancy.
(2) Property was newly constructed and purchased following issuance of final certificate of occupancy and licensure.

Lease-Up History

Property	Location	Property Type	Project Type	# Beds/Units	Date Opened	Date Stabilized	# of months to Stabilization
Hillside Heights Rehabilitation Suites	Amarillo, TX	SNF	Redevelopment	120 beds	Jul 2013	Aug 2013	1
Highline Place	Littleton, CO	MC	Development	60 units	Jul 2013	Sep 2013	2
The Oxford Grand	Wichita, KS	ALF/MC	Development	77 units	Oct 2013	Sep 2014	11
Willowbrook Place	Littleton, CO	MC	Development	60 units	Aug 2014	Dec 2015	16
Mustang Creek Estates	Frisco, TX	ALF/MC	Development	80 units	Oct 2014	Dec 2015	14
Chelsea Place	Aurora, CO	MC	Development	48 units	Dec 2014	Mar 2016	15
Pavilion at Glacier Valley	Slinger, WI	SNF	Redevelopment	106 beds	Feb 2014	Feb 2016	24
Coldspring Transitional Care Center	Cold Spring, KY	SNF	Development	143 beds	Nov 2014	Jun 2016	19
Greenridge Place [1]	Westminster, CO	MC	Development	60 units	Feb 2015	Feb 2017	24

(1) Property meets the definition of stabilized but has not yet achieved the applicable occupancy threshold.

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Portfolio Metrics Same Property Portfolio Statistics (1) Normalized EBITDARM Coverage Normalized EBITDAR Coverage Occupancy Owned Properties 4Q16 3Q16 4Q16 3Q16 4Q16 3Q16 Assisted Living Skilled Nursing (2) 85.2% 79.0% 85.5% 78.5% 1.46 2.04 1.50 2.02 1.24 1.51 1.27 1.47 (1)Information is for the trailing twelve months through December 31, 2016 and September 30, 2016 and is from property level operator financial statements which are unaudited and have not been independently verified by LTC. (2)Historically, we had a property classification identified as range of care communities (or ROC) which consisted of properties providing skilled nursing and any combination of assisted living, independent living and/or memory care services. Since we only have seven ROC remaining and given that these properties derive materially all of their revenue from skilled nursing services, we believe their reclassification as skilled nursing facilities (or SNF) provide a more appropriate and accurate reflection of portfolio performance. Stabilized Property Portfolio TTM Ended December 31, 2016 Total Portfolio Payor Source SNF Portfolio Payor Source (2) Private Pay Private Pay Medicare Medicare Medicaid Medicaid Page 12 28% 25% 47% 52% 17% 31%

Portfolio Diversification – Geography (as of March 31, 2017) 203 Properties | 3 Development Projects | 4 Land Parcels | 29 States | 28 Operators WA 1 ME ND OR MT 1 ID MN WI 20 1 SD NY 3 WY MI IA 7 PA NE 1 OH 2 UT IN CA CO NV WV VA 1 KS IL 3 1 4 2 MO 3 KY NC AZ OK 2 TN NM SC 5 AR Skilled Nursing (97) 2 GA 7 AL MS 2 Assisted Living (105) Other * (1) Land (4) Under Development (3) TX 3 25 LA FL 5 * Behavioral health care hospital Page 13 7 16 1 1 4 6 5 8 3 1 1 1 13 3 11 2 3 1 4 4 NJ 4 9 1

Portfolio Diversification – Geography

(as of March 31, 2017, dollar amounts in thousands)

State [1]	# of Props	SNF [2]	%	ALF	%	UDP	%	OTH [3]	%	Gross Investment	%
Texas	41	$ 218,475	27.3%	$ 50,592	7.2%	$ -	-	$ -	-	$ 269,067	17.6%
Michigan	20	218,524	27.3%	-	-	-	-	943	8.3%	219,467	14.3%
Wisconsin	10	13,946	1.7%	112,187	15.9%	-	-	-	-	126,133	8.2%
Colorado	16	8,044	1.0%	106,879	15.2%	-	-	-	-	114,923	7.5%
Ohio	13	54,000	6.8%	45,300	6.4%	-	-	-	-	99,300	6.5%
Florida	12	35,362	4.4%	39,247	5.6%	-	-	-	-	74,609	4.9%
Kansas	11	14,112	1.8%	57,071	8.1%	-	-	-	-	71,183	4.6%
Illinois	3	-	-	54,995	7.8%	10,596	62.1%	-	-	65,591	4.3%
California	5	22,130	2.8%	40,759	5.8%	-	-	-	-	62,889	4.1%
New Jersey	4	-	-	62,042	8.8%	-	-	-	-	62,042	4.1%
All Others	68	214,705	26.9%	134,596	19.2%	6,475	37.9%	10,479	91.7%	366,255	23.9%
Total	203	$ 799,298	100.0%	$ 703,668	100.0%	$ 17,071	100.0%	$ 11,422	100.0%	$ 1,531,459	100.0%

(1) Due to master leases with properties in multiple states, revenue by state is not available.
(2) Historically, we had a property classification identified as range of care communities (or ROC) which consisted of properties providing skilled nursing and any combination of assisted living, independent living and/or memory care services. Since we only have seven ROC remaining and given that these properties derive materially all of their revenue from skilled nursing services, we elected to reclassify them into the SNF property classification.
(3) Includes one behavioral health care hospital and four parcels of land.


Gross Portfolio by MSA (1)
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
47.7%
18.8%
20.2%
9.1%
4.2%
MSAs 1-31
MSAs 32-100
MSAs > 100
Cities in Micro-SA
Cities not in MSA or Micro-SA

(1) The MSA rank by population as of July 1, 2016, as estimated by the United States Census Bureau.

Approximately 67% of our properties are in the Top 100 MSAs

MSAs 1 - 31	• Population 20.2M – 2.1M
MSAs 32 - 100	• Population 2.1M – 0.6M
MSAs > 100	• Population 0.5M – 55K
Cities in a Micro-SA	• Population 216K – 13K
Cities not in MSA	• Population less than 100K

Page 14

Portfolio Diversification (as of March 31, 2017, dollar amounts in thousands) – Operators Annual Income (1) Gross Investment # of Properties Operators % % Prestige Healthcare Senior Lifestyle Corporation Brookdale Senior Living Senior Care Centers Preferred Care Anthem Memory Care Genesis Healthcare Fundamental Carespring Health Care Management Traditions Senior Management All Others 22 27 37 11 26 9 8 7 3 5 48 $ 26,802 19,973 16,034 15,756 11,762 11,695 8,434 8,306 7,635 7,167 33,358 16.1% 12.0% 9.6% 9.4% 7.0% 7.0% 5.0% 5.0% 4.6% 4.3% 20.0% $ 231,657 201,862 126,991 138,109 86,343 113,978 54,864 74,652 84,020 64,607 354,376 15.1% 13.2% 8.3% 9.0% 5.6% 7.4% 3.6% 4.9% 5.5% 4.2% 23.2% 203 $ 166,922 100.0% $ 1,531,459 100.0% (1) Includes annualized GAAP rent for leased properties and trailing twelve months of interest income from mortgage loans excluding the interest income from loans that paid off during the twelve months ended March 31, 2017. Annual Income by Operator All Others 20.0% Prestige Healthcare 16.1% Traditions Sr Mgmt 4.3% Carespring 4.6% Senior Lifestyle 12.0% Fundamental 5.0% Brookdale 9.6% Genesis 5.0% Senior Care 9.4% Anthem 7.0% Preferred Care 7.0% Page 15

Portfolio Diversification - Top (as of March 31, 2017) Ten Operator Profiles Privately Held Privately Held NYSE: BKD Privately Held Privately Held SNF/ALF/ILF Other Rehab ALF/ILF/MC/SNF Short Term Stays ALF/ILF/MC Continuing Care SNF/ALF/ILF/MC Transitional Care & Rehab SNF/ALF/ILF Specialty Care 68 Properties 178 Properties Approx 1,055 Properties 107 Properties 110 Properties 7 States 28 States 47 States 2 States 12 States Privately Held NYSE: GEN Privately Held Privately Held Privately Held SNF/ALF Senior Living SNF/MC Hospitals & Other Rehab SNF/ALF/ILF Transitional Care Exclusively MC SNF/ALF/ILF 10 Properties Approx 500 Properties 93 Properties 11 Properties 24 Properties 4 States 34 States 10 States 2 States 5 States Page 16

Portfolio Maturity (as of March 31, 2017, dollar amounts in thousands) Annual Income(1) Rental Income(1) Interest Income(1) % of Total % of Total % of Total Year 2017 2018 2019 2020 2021 2022 2023 Thereafter Total $ - 9,101 1,571 14,058 14,702 1,175 2,539 97,620 - 6.5% 1.1% 10.0% 10.4% 0.8% 1.8% 69.4% $ 461 - 127 686 - - - 24,882 1.8% - 0.5% 2.6% - - - 95.1% $ 461 9,101 1,698 14,744 14,702 1,175 2,539 122,502 0.3% 5.5% 1.0% 8.8% 8.8% 0.7% 1.5% 73.4% $ 140,766 100.0% $ 26,156 100.0% $ 166,922 100.0% 100.0% 80.0% 60.0% Leases Loans 40.0% 20.0% 0.9% 0.0% 0.1% 0.0% 2017 2018 2019 2020 2021 2022 2023 Thereafter (1) Includes annualized GAAP rent for leased properties and trailing twelve months of interest income from mortgage loans excluding the interest income from loans that paid off during the twelve months ended March 31, 2017. Page 17 (As a % of Total Annual Income)(1) 58.5% 5.5%8.4%8.8% 14.9% 0.4% 0.0%0.7%0.0%1.5%0.0% 0.0%0.3%

Enterprise Value (amounts in thousands, except per share amounts and number of shares) Capitalization At March 31, 2017 Capitalization Debt Bank borrowings - weighted average rate Senior unsecured notes -weighted average rate 4.5% (1) Total debt - weighted average rate 4.5% Common Stock $ - 597,873 597,873 24.0% 76.0% Equity 3/31/17 Closing Price No. of shares (2) Common stock 39,573,448 $ 47.90 1,895,568 76.0% Total Market Value $ 2,493,441 100% 24.0% Less: Cash and cash equivalents (8,732) Total Debt Enterprise Value $ 2,484,709 Debt to Enterprise Value 24.1% Debt to Annualized Normalized EBITDA (3) 3.9x Oxford Villa Wichita, KS (1) Represents outstanding balance of $599,133, net of debt issue costs of $1,260. Rate includes amortization of debt issue cost. Closing price of our common stock as reported by the NYSE on March 31, 2017. See page 21 for reconciliation of annualized normalized EBITDA. (2) (3) Page 18

Debt Maturity (as of March 31, 2017, dollar amounts in thousands) Debt Structure Unsecured Line of Credit (1) Senior Unsecured Notes (2) % of Total Senior Unsecured Notes Year Total 2017 2018 2019 2020 2021 2022 Thereafter Total $ - - - - - - - $ 27,000 38,167 33,666 40,160 47,160 48,160 364,820 $ 27,000 38,167 33,666 40,160 47,160 48,160 364,820 4.5% 6.4% 5.6% 6.7% 7.9% 8.0% 60.9% 100.0% (3) $ - $ 599,133 $ 599,133 100.0% $600,000 $500,000 $400,000 $300,000 $200,000 Unsecured Line Senior Unsecured Notes $100,000 $0 $0 $-2017 2018 2019 2020 2021 2022 Thereafter (1) (2) (3) Total commitment under our unsecured revolving line of credit is $600,000 which matures in October 2018, with a one-year extension option. Reflects scheduled principal payments. Excludes debt issue costs which are included in the senior unsecured notes balance shown on page 18. Page 19 $364,820 $27,000$38,167$33,666$40,160$47,160$48,160 $0 $0 $0 $0 $0

Financial Data Summary (dollar amounts in thousands) Balance Sheet, Leverage Ratios and Coverage Ratios For the Year Ended 12/31/15 1Q17 Annualized 12/31/16 12/31/14 Balance Sheet Gross real estate assets Net real estate assets Gross asset value $1,531,459 1,244,018 1,679,197 $1,533,679 1,255,503 1,673,238 $1,418,405 1,164,950 1,528,879 $1,117,167 892,179 1,189,758 Total debt (1) Total liabilities 597,873 638,450 609,391 654,848 571,872 616,222 280,584 304,649 Preferred stock Total equity - 753,140 - 740,048 - 659,202 38,500 660,121 Leverage Ratios Debt to gross asset value Debt to total enterprise value 35.6% 24.1% 36.4% 24.9% 37.4% 26.2% 23.6% 15.4% Coverage Ratios Debt to normalized EBITDA Normalized EBITDA / interest incurred Normalized EBITDA / fixed charges 3.9x 5.0x 5.0x 4.2x 5.2x 5.2x 4.7x 6.7x 5.9x 2.6x 7.3x 6.0x (1) Represents outstanding balance of gross bank borrowings and senior unsecured notes, net of debt issue costs. Page 20

Financial Data Summary

(dollar amounts in thousands)

Reconciliation of Annualized Normalized EBITDA and Fixed Charges

	1Q17 Annualized	For the Year Ended 12/31/16	12/31/15	12/31/14
Net income	$ 86,052	$ 85,115	$ 73,081	$ 73,399
Less: Gain on sale of real estate, net	-	(3,582)	(586)	(4,959)
Add: Impairment on real estate for sale	-	766 (1)	2,250 (2)	-
Add: Interest expense	29,884	26,442	17,497	13,128
Add: Depreciation and amortization	37,436	35,932	29,431	25,529
Adjusted EBITDA	153,372	144,673	121,673	107,097
Add back/(deduct):				
Non-recurring one-time items	-	-	937	-
Normalized EBITDA	$ 153,372	$ 144,673	$ 122,610	$ 107,097
Interest expense:	$ 29,884	$ 26,442	$ 17,497	$ 13,128
Add: Capitalized interest	680	1,408	827	1,506
Interest incurred	$ 30,564	$ 27,850	$ 18,324	$ 14,634
Interest incurred	$ 30,564	$ 27,850	$ 18,324	$ 14,634
Preferred stock dividend	-	-	2,454	3,273
Fixed Charges	$ 30,564	$ 27,850	$ 20,778	$ 17,907

(1) Subsequent to December 31, 2016, we entered into a contingent purchase and sale agreement to sell an 85-unit ROC community in Texas for $1,200. Accordingly, we recorded an impairment charge of $766 to write the property down to its estimated sale price at December 31, 2016.

(2) In 1Q16, we sold a 48-unit assisted living community and recorded an impairment charge of $2,250 to write the property down to the sale price.

Non-Cash Revenue Components

	1Q17 (1)	2Q17 (1)	3Q17 (1)	4Q17 (1)	1Q18 (1)
Straight-line rent	$ 2,867	$ 2,408	$ 1,900	$ 1,625	$ 1,424
Amort of lease inducement	(527)	(559)	(559)	(559)	(558)
Effective Interest	1,307	1,401	1,395	1,397	1,391
Net	$ 3,647	$ 3,250	$ 2,736	$ 2,463	$ 2,257

(1) For leases and loans in place at March 31, 2017, assuming no renewals, modification or replacement, and no new investments are added to our portfolio.

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Income Statement (amounts in thousands, except per share amounts) Data Three Months Ended March 31, 2017 2016 (unaudited) Revenues Rental income Interest income from mortgage loans Interest and other income Total revenues $ 35,035 6,748 839 $ 31,880 6,578 146 42,622 38,604 Expenses Interest expense Depreciation and amortization (Recovery) provision for doubtful accounts Transaction costs General and administrative expenses Total expenses 7,471 9,359 (38) 22 4,740 6,000 8,561 84 90 4,283 21,554 19,018 Operating Income Income from unconsolidated joint ventures Net Income Income allocated to participating securities Net income available to common stockholders Earnings per common share: Basic Diluted Weighted average shares used to calculate earnings per common share: Basic Diluted Dividends declared and paid per common share 21,068 445 19,586 272 21,513 (97) 19,858 (101) $ 21,416 $ 19,757 $0.54 $0.53 $0.54 $0.53 39,366 37,446 39,612 37,459 $0.57 $0.54 Thrive at Prince Creek Murrells Inlet, SC Page 22

Consolidated Balance Sheets

(amounts in thousands, except per share amounts)

	March 31, 2017	December 31, 2016
	(unaudited)	*(audited)*
ASSETS		
Investments:		
Land	$ 115,793	$ 116,096
Buildings and improvements	1,187,897	1,185,467
Accumulated depreciation and amortization	(284,134)	(275,861)
Operating real estate property, net	1,019,556	1,025,702
Properties held-for-sale, net of accumulated depreciation: 2017 - $1,058; 2016 - $0	1,170	-
Real property investments, net	1,020,726	1,025,702
Mortgage loans receivable, net of loan loss reserve: 2017 - $2,249; 2016 - $2,315	223,292	229,801
Real estate investments, net	1,244,018	1,255,503
Notes receivable, net of loan loss reserve: 2017 -$166; 2016 - $166	16,402	16,427
Investments in unconsolidated joint ventures	26,181	25,221
Investments, net	1,286,601	1,297,151
Other assets:		
Cash and cash equivalents	8,732	7,991
Debt issue costs related to bank borrowings	1,584	1,847
Interest receivable	10,868	9,683
Straight-line rent receivable, net of allowance for doubtful accounts: 2017 - $988; 2016 - $960	58,115	55,276
Prepaid expenses and other assets	25,690	22,948
Total assets	**$ 1,391,590**	**$ 1,394,896**

	March 31, 2017	December 31, 2016
	(unaudited)	*(audited)*
LIABILITIES		
Bank borrowings	$ -	$ 107,100
Senior unsecured notes, net of debt issue costs: 2017 - $1,260; 2016 - $1,009	597,873	502,291
Total Debt	597,873	609,391
Accrued interest	4,259	4,675
Accrued incentives and earn-outs	12,015	12,229
Accrued expenses and other liabilities	24,303	28,553
Total liabilities	638,450	654,848
EQUITY		
Stockholders' equity:		
Common stock [(1)]	396	392
Capital in excess of par value	853,132	839,005
Cumulative net income	1,034,956	1,013,443
Cumulative distributions	(1,135,344)	(1,112,792)
Total equity	753,140	740,048
Total liabilities and equity	**$ 1,391,590**	**$ 1,394,896**

(1) Common stock of $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2017 – 39,573; 2016 – 39,221

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Funds from Operations

(unaudited, amounts in thousands, except per share amounts)

Reconciliation of FFO, AFFO, and FAD

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
GAAP net income available to common stockholders	$ 21,416	$ 19,757
Add: Depreciation and amortization	9,359	8,561
NAREIT FFO attributable to common stockholders	30,775	28,318
Less: Non-cash rental income	(2,340)	(2,317)
Less: Effective interest income from mortgage loans	(1,307)	(1,262)
Less: Deferred income from unconsolidated joint ventures	(47)	-
Adjusted FFO (AFFO)	27,081	24,739
Add: Non-cash compensation charges	1,259	990
Add: Non-cash interest related to earn-out liabilities	226	149
Less: Capitalized interest	(170)	(686)
Funds available for distribution (FAD)	**$ 28,396**	**$ 25,192**
NAREIT Diluted FFO attributable to common stockholders per share	$0.78	$0.76

Reconciliation of FFO Per Share

For the three months ended March 31, 2017	FFO 2017	FFO 2016	AFFO 2017	AFFO 2016	FAD 2017	FAD 2016
Normalized FFO/AFFO/FAD attributable to common stockholders	**$ 30,775**	**$ 28,318**	**$ 27,081**	**$ 24,739**	**$ 28,396**	**$ 25,192**
Effect of dilutive securities:						
Participating securities	97	101	97	101	97	101
Series C cumulative preferred	-	-	-	-	-	-
Diluted normalized FFO/AFFO/FAD assuming conversion	**$ 30,872**	**$ 28,419**	**$ 27,178**	**$ 24,840**	**$ 28,493**	**$ 25,293**
Shares for basic FFO/AFFO/FAD per share	**39,366**	**37,446**	**39,366**	**37,446**	**39,366**	**37,446**
Effect of dilutive securities:						
Stock options	11	13	11	13	11	13
Performance based stock units (MSU)	75	-	75	-	75	-
Participating securities	160	181	160	181	160	181
Shares for diluted normalized FFO/AFFO/FAD per share	**39,612**	**37,640**	**39,612**	**37,640**	**39,612**	**37,640**

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Glossary Adjusted Funds From Operations (“AFFO”): FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income and deferred income from unconsolidated joint ventures. Assisted Living Properties (“ALF”): The ALF portfolio consists of assisted living, independent living, and/or memory care properties. (See Independent Living and Memory Care) Assisted living properties are seniors housing properties serving elderly persons who require assistance with activities of daily living, but do not require the constant supervision skilled nursing properties provide. Services are usually available 24 hours a day and include personal supervision and assistance with eating, bathing, grooming and administering medication. The facilities provide a combination of housing, supportive services, personalized assistance and health care designed to respond to individual needs. Contractual Lease Rent: Rental revenue as defined by the lease agreement between us and the operator for the lease year. EBITDA: Earnings before interest, taxes, depreciation and amortization. Funds Available for Distribution (“FAD”): AFFO excluding the effects of non-cash compensation charges, capitalized interest and non-cash interest charges. Funds From Operations (“FFO”): As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. GAAP Lease Yield: GAAP rent divided by the sum of the purchase price and transaction costs. GAAP Rent: Total rent we will receive as a fixed amount over the initial term of the lease and recognized evenly over that term. GAAP rent recorded in the early years of a lease is higher than the cash rent received and during the later years of the lease, the cash rent received is higher than GAAP rent recognized. GAAP rent is commonly referred to as straight-line rental income. Gross Asset Value: The carrying amount of total assets after adding back accumulated depreciation and loan loss reserves, as reported in the company’s consolidated financial statements. Gross Investment: Original price paid for an asset plus capital improvements funded by LTC, without any depreciation deductions. Gross Investment is commonly referred to as undepreciated book value. Independent Living Properties (“ILF”): Seniors housing properties offering a sense of community and numerous levels of service, such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, on-site security and emergency response programs. Many offer on-site conveniences like beauty/barber shops, fitness facilities, game rooms, libraries and activity centers. ILFs are also known as retirement communities or seniors apartments. Interest Income: Represents interest income from mortgage loans. Licensed Beds/Units: The number of beds and/or units that an operator is authorized to operate at seniors housing and long-term care properties. Licensed beds and/or units may differ from the number of beds and/or units in service at any given time. Page 25

Glossary (cont.) Memory Care Properties (“MC”): Seniors housing properties offering specialized options for seniors with Alzheimer’s disease and other forms of dementia. These facilities offer dedicated care and specialized programming for various conditions relating to memory loss in a secured environment that is typically smaller in scale and more residential in nature than traditional assisted living facilities. These facilities have staff available 24 hours a day to respond to the unique needs of their residents. Metropolitan Statistical Areas (“MSA”): Based on the U.S. Census Bureau, MSA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population. Mezzanine: In 2015 the Company strategically decided to allocate a portion of its capital deployment toward mezzanine loans to grow relationships with operating companies that have not typically utilized sale leaseback financing as a component of their capital structure. Mezzanine financing sits between senior debt and common equity in the capital structure, and typically is used to finance development projects or value-add opportunities on existing operational properties. We seek market-based, risk-adjusted rates of return typically between 12-18% with the loan term typically between four to eight years. Security for mezzanine loans can include all or a portion of the following credit enhancements; secured second mortgage, pledge of equity interests and personal/corporate guarantees. Mezzanine loans can be recorded for GAAP purposes as either a loan or joint venture depending upon specifics of the loan terms and related credit enhancements. Micropolitan Statistical Areas (“Micro-SA”): Based on the U.S. Census Bureau, Micro-SA is a geographic entity defined by the Office of Management and Budget (OMB) for use by Federal statistical agencies in collecting, tabulating, and publishing Federal statistics. A micro area contains an urban core of at least 10,000 (but less than 50,000) population. Mortgage Loan: Mortgage financing is provided on properties based on our established investment underwriting criteria and secured by a first mortgage. Subject to underwriting, additional credit enhancements may be required including, but not limited to, personal/corporate guarantees and debt service reserves. When possible, LTC attempts to negotiate a purchase option to acquire the property at a future time and lease the property back to the borrower. Net Real Estate Assets: Gross real estate investment less accumulated depreciation. Net Real Estate Asset is commonly referred to as Net Book Value (“NBV”). Non-cash Rental Income: Straight-line rental income and amortization of lease inducement. Non-cash Compensation Charges: Vesting expense relating to stock options and restricted stock. Normalized AFFO: AFFO adjusted for non-recurring, infrequent or unusual items. Normalized EBITDAR Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, and rent divided by the operator’s contractual lease rent. Management fees are imputed at 5% of revenues. Normalized EBITDARM Coverage: The trailing twelve month’s earnings from the operator financial statements adjusted for non-recurring, infrequent, or unusual items and before interest, taxes, depreciation, amortization, rent, and management fees divided by the operator’s contractual lease rent. Page 26

Glossary (cont.) Normalized FAD: FAD adjusted for non-recurring, infrequent or unusual items. Normalized FFO: FFO adjusted for non-recurring, infrequent or unusual items. Occupancy: The weighted average percentage of all beds and/or units that are occupied at a given time. The calculation uses the trailing twelve months and is based on licensed beds and/or units which may differ from the number of beds and/or units in service at any given time. Operator Financial Statements: Property level operator financial statements which are unaudited and have not been independently verified by us. Payor Source: LTC revenue by operator underlying payor source for the period presented. LTC is not a Medicaid or a Medicare recipient. Statistics represent LTC's rental revenues times operators' underlying payor source revenue percentage. Underlying payor source revenue percentage is calculated from property level operator financial statements which are unaudited and have not been independently verified by us. Private Pay: Private pay includes private insurance, HMO, VA, and other payors. Purchase Price: Represents the fair value price of an asset that is exchanged in an orderly transaction between market participants at the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets; it is not a forced transaction (for example, a forced liquidation or distress sale). Range of Care (“ROC”): Range of care properties consist of properties providing skilled nursing and any combination of assisted living, independent living and/or memory care services. Rental Income: Represents GAAP rent net of amortized lease inducement cost. Same Property Portfolio (“SPP”): Same property statistics allow for the comparative evaluation of performance across a consistent population of LTC’s leased property portfolio. Our SPP is comprised of stabilized properties owned and operated throughout the duration of the quarter-over-quarter comparison periods presented (excluding assets sold and assets held-for-sale). Accordingly, a leased property must be owned and stabilized for a minimum of 15 months if it is an acquired property, or 27 months if it is a development project, to be included in our SPP. Skilled Nursing Properties (“SNF”): Seniors housing properties providing restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at acute care hospitals. Many SNFs provide ancillary services that include occupational, speech, physical, respiratory and IV therapies, as well as sub-acute care services which are paid either by the patient, the patient’s family, private health insurance, or through the federal Medicare or state Medicaid programs. Stabilized: Properties are generally considered stabilized upon the earlier of achieving certain occupancy thresholds (e.g. 80% for SNFs and 90% for ALFs) and, as applicable, 12 months from the date of acquisition or, in the event of a de novo development, redevelopment, major renovations or addition, 24 months from the date the property is first placed in or returned to service. Under Development Properties (“UDP”): Development projects to construct seniors housing properties. Page 27

LTC Properties, Inc. Company Founded in 1992, LTC Properties, Inc. ("LTC") is a self-administered real estate investment trust that primarily invests in seniors housing and health care properties through facility lease transactions, mortgage loans, and other investments. Our primary objectives are to create, sustain and enhance stockholder equity value and provide current income for distribution to stockholders through real estate investments in seniors housing and health care properties managed by experienced operators. Our primary seniors housing and health care property types include skilled nursing centers (or SNF), assisted living communities (or ALF), independent living communities (or ILF), memory care communities (or MC), and combinations thereof. To meet these objectives, we attempt to invest in properties that provide opportunity for additional value and current returns to our stockholders and diversify our investment portfolio by geographic location, operator, property type and form of investment. For more information on LTC, visit the Company’s website at www.LTCreit.com. Forward-Looking Statements This supplemental information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. Statements that are not purely historical may be forward-looking. You can identify some of the forward-looking statements by their use of forward-looking words, such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates,’’ or the negative of those words or similar words. Forward-looking statements involve inherent risks and uncertainties regarding events, conditions and financial trends that may affect our future plans of operation, business strategy, results of operations and financial position. A number of important factors could cause actual results to differ materially from those included within or contemplated by such forward-looking statements, including, but not limited to, the status of the economy, the status of capital markets (including prevailing interest rates), and our access to capital; the income and returns available from investments in health care related real estate, the ability of our borrowers and lessees to meet their obligations to us, our reliance on a few major operators; competition faced by our borrowers and lessees within the health care industry, regulation of the health care industry by federal, state and local governments, changes in Medicare and Medicaid reimbursement amounts (including due to federal and state budget constraints), compliance with and changes to regulations and payment policies within the health care industry, debt that we may incur and changes in financing terms, our ability to continue to qualify as a real estate investment trust, the relative illiquidity of our real estate investments, potential limitations on our remedies when mortgage loans default, and risks and liabilities in connection with properties owned through limited liability companies and partnerships. For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under ‘‘Risk Factors’’ and other information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in our publicly available filings with the Securities and Exchange Commission. We do not undertake any responsibility to update or revise any of these factors or to announce publicly any revisions to forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Information This supplemental information contains certain non-GAAP information including adjusted EBITDA, normalized EBITDA, FFO, normalized FFO, normalized AFFO, normalized FAD, normalized interest coverage ratio, and normalized fixed charges coverage ratio. A reconciliation of this non-GAAP information is provided on pages 23, 26, and 27 of this supplemental information, and additional information is available under the “Non-GAAP Financial Measures” subsection under the “Selected Financial Data” section of our website at www.LTCreit.com. Page 28